UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2017

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On August 7, 2017, Jennifer L. McDonough tendered her resignation from her position as Senior Vice President, General Counsel and Secretary for Rex Energy Corporation (“Rex Energy”) and its wholly owned subsidiary, Rex Energy Operating Corp. (“Rex Operating,” and together with Rex Energy, the “Company”). To facilitate an orderly transition of her duties and responsibilities, Ms. McDonough will remain in her role with the Company through September 8, 2017.

(e)     On August 11, 2017, the Company entered into agreements to provide change in control protections with certain executives, including, but not limited to, Thomas Rajan, its Chief Financial Officer; Robert Ovitz, its Chief Operating Officer; and Scott Hodges, its Senior Vice President, Land and Business Development. Each of Messrs. Rajan, Ovitz, and Hodges are named executive officers in the Company’s 2017 Definitive Proxy Statement.

The agreements, which are intended to aid retention, are double trigger agreements that provide for customary protections in the context of a change in control transaction. They have an initial term that commences August 11, 2017 and expires December 31, 2019; thereafter, the agreements will automatically renew each December 31 for one additional year unless terminated by either party at least 90 days prior to autorenewal. If a change in control transaction occurs when there is less than 12 months remaining during the term, the then-current term will extend automatically through the date that is 12 months following the effective date of the change in control transaction.

The agreements provide that if the executive’s employment is terminated, or the executive resigns with “Good Reason”, in either case as a “Direct Result” of a “Change in Control” transaction or within 12 months of the consummation of the transaction, the executive, after satisfying certain eligibility criteria, will be paid a severance benefit equal to 18 months of his or her annual base salary as in effect prior to the termination or resignation. The Company will also reimburse premiums for COBRA healthcare continuation coverage for a period of 18 months. Payment of the benefits is contingent upon, among other things, the executive’s execution of a release in favor of the Company within 60 days of termination of employment. The terms “Good Reason,” “Direct Result,” and “Change in Control,” and other terms, are specifically defined in the agreements.

The agreements are not employment agreements, and all recipients remain “at will” employees as defined under applicable law; as such, either the Company or the recipient may terminate the employment relationship at any time and for any lawful reason.

The change in control agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. All recipients received an agreement in the form attached as Exhibit 10.1, and all were executed and became effective on August 11, 2017. The above summary is expressly qualified by the text of the agreement, and readers are encouraged to refer to Exhibit 10.1 for additional information.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

10.1	Form of Change In Control Agreement as entered into with certain Named Executive Officers, among others, effective as of August 11, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: August 11, 2017	By:	/s/ Jennifer L. McDonough
	Name:	Jennifer L. McDonough
	Title:	SVP, General Counsel and Corporate Secretary